                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 14, 2002
                                                        -----------------


                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                         1-4174                       73-0569878
    --------                      ------------               -------------------
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



One Williams Center, Tulsa, Oklahoma                                 74172
----------------------------------------                            ------
(Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 5.    Other Events.

           On February 14, 2002, the President and Chief Executive Officer of The Williams Companies, Inc. (NYSE:WMB), Steven J. Malcolm, who was scheduled to present on February 14, 2002, at the UBS Warburg Energy and Utilities Conference, said he would update the audience on Williams' business performance and reiterate that Williams is proceeding in an orderly way to assess its exposure to its former communications unit, Williams Communications Group, Inc. (NYSE:WCG), and finalize 2001 earnings. He further stated "WCG has announced that it will provide a balance-sheet restructuring plan to its banks by Feb. 25 and yesterday provided public guidance on its earnings expectations for the current year. Both are important elements in our assessment. We are digesting the information provided yesterday and we'll need to understand the impact of their restructuring plan before we can release our final 2001 earnings. Mr. Malcolm said while the potential obligation related to WCG is the only issue that remains to complete Williams' 2001 consolidated results, Williams continues to evaluate the potential 2002 impact of the ultimate resolution of the WCG-related issue and the effect of the previously announced balance-sheet strengthening plan.

Item 7.    Financial Statements and Exhibits.

           Williams files the following exhibit as part of this report:

           Exhibit 99.1 Copy of Williams' press release dated February 14, 2002, publicly announcing the matters reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE WILLIAMS COMPANIES, INC.


Date: February 19, 2002                            /s/ Suzanne H. Costin
                                          -------------------------------------
                                          Name:    Suzanne H. Costin
                                          Title:   Corporate Secretary



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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
99.1              Copy of Williams' press release dated February 14, 2002,
                  publicly announcing the matters reported herein.



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